As filed with the Securities and Exchange Commission on January 6, 2017

Registration No. 333-183961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form F-3 on

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1341933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Block 10-1

Blanchardstown Corporate Park

Ballycoolin, Dublin 15, Ireland

+353 1 485 1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phillandas T. Thompson, Esq.
Avadel US Holdings, Inc.

16640 Chesterfield Grove Road
Suite 200

Chesterfield, MO 63005

(636) 449-1840

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies of all correspondence to:

Timothy I Kahler, Esq. Joseph Walsh, Esq. Troutman Sanders LLP 875 Third Avenue New York, NY 10022 (212) 704-6000	Christopher McLaughlin, Esq. Arthur Cox Earlsfort Centre Earlsfort Terrace Dublin 2 Ireland +353 1 618 0000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On October 1, 2012, the Securities and Exchange Commission (the “Commission”) declared effective the registration statement of Flamel Technologies S.A. (“Flamel”) filed on Form F-3, Registration No. 333-183961 (the “Registration Statement”). The Registration Statement registered for resale by a selling security holder up to 3,300,000 of Flamel’s ordinary shares, nominal value approximately €0.122 per share, represented by 3,300,000 of Flamel’s American Depositary Shares (ADSs).

A post-effective amendment was filed with the Commission by Flamel on September 30, 2016, to convert the Registration Statement into a registration statement on Form S-3, and contained an updated prospectus relating to the offering and sale of the shares and ADSs that were registered on the Registration Statement. No additional securities were registered under the post-effective amendment. All filing fees payable in connection with the registration of the ordinary shares and ADSs covered by the Registration Statement were paid at the time of the initial filing of the Registration Statement.

On December 31, 2016, pursuant to the Common Draft Terms of Cross-Border Merger, dated as of June 29, 2016 between Flamel and its wholly-owned Irish corporate subsidiary, Avadel Pharmaceuticals plc (“Avadel” or the “Registrant”), Flamel merged with and into Avadel, with Avadel as the surviving entity (the “Merger”). Pursuant to the Merger, (i) each outstanding ordinary share of Flamel was cancelled and exchanged for one outstanding ordinary share of Avadel, and (ii) each American Depositary Share (“ADS”) representing one ordinary share of Flamel was exchanged for an ADS representing one ordinary share of Avadel. Also, as a result of the Merger, all of the assets and obligations of Flamel (including the obligations represented by the warrants pursuant to which the shares registered hereby may be issued) were transferred to and/or assumed by Avadel.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), Avadel is the successor issuer to Flamel, Avadel ADSs are deemed to be registered under Section 12(b) of the Exchange Act, and Avadel is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder.

This post-effective amendment no. 2 is being filed by the Registrant to adopt the Registration Statement, and contains an updated prospectus relating to the offering and sale of the shares and ADSs that were registered on the Registration Statement. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Exchange Act. No additional securities are being registered under this post-effective amendment no. 2. All filing fees payable in connection with the registration of the ordinary shares and ADSs covered by the Registration Statement were paid at the time of the initial filing of the Registration Statement.

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The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus, dated January __, 2016

PROSPECTUS

Up to 3,300,000 Ordinary Shares

AVADEL PHARMACEUTICALS PLC

Ordinary Shares in the Form of American Depositary Shares

The selling shareholder identified in this prospectus may offer and sell from time to time an aggregate of up to 3,300,000 ordinary shares of Avadel Pharmaceuticals plc, an Irish public limited company (“Avadel,” “we,” “us” or the “Company”) represented by American Depositary Shares, or ADSs, that are issuable upon the exercise of certain warrants, or the Warrants. Each ADS represents one ordinary share of the Company or the right to receive one ordinary share of the Company. The Warrants were issued to the selling shareholder in connection with the acquisition of Éclat Pharmaceuticals, LLC in March 2012 by Flamel Technologies S.A. (“Flamel”), the predecessor to Avadel.

On December 31, Flamel merged with and into Avadel, with Avadel as the surviving entity (the “Merger”). Pursuant to the Merger, (i) each outstanding ordinary share of Flamel was cancelled and exchanged for one outstanding ordinary share of Avadel, and (ii) each American Depositary Share (“ADS”) representing one ordinary share of Flamel was exchanged for an ADS representing one ordinary share of Avadel. Also, as a result of the Merger, all of the assets and obligations of Flamel (including the obligations represented by the Warrants described above) were transferred to and/or assumed by Avadel. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), Avadel is the successor issuer to Flamel, Avadel ADSs are deemed to be registered under Section 12(b) of the Exchange Act, and Avadel is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder.

We are not offering any ordinary shares for sale under this prospectus and will not receive any of the proceeds of the sale or other disposition of the ordinary shares covered by this registration statement. However, we will receive the exercise price of any Warrants exercised for cash. To the extent that we receive cash upon the exercise of any Warrants, we expect to use that cash for working capital and general corporate purposes.

The selling shareholder identified in this prospectus, or its permitted pledgees, donees, transferees, or other successors-in-interest may, from time to time, sell, transfer, or otherwise dispose of any or all of their ordinary shares on any stock exchange, market, or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

Each ordinary share of Avadel, nominal value $0.01 per share, referred to as ordinary shares, will be represented by one ADS. The ADSs are quoted under the symbol “AVDL” on the NASDAQ Global Market. On January 5, 2017, the last reported sale price for the ADSs of Avadel on the NASDAQ Global Market was $11.57 per Avadel ADS.

We, or one of our subsidiaries, will pay the expenses related to the registration of the ordinary shares covered by this prospectus. The selling shareholder will pay any commissions and selling expenses they may incur.

Investing in the ADSs involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

The date of this prospectus is January __, 2017

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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About This Prospectus

In this prospectus, “Avadel,” “the Company,” “we,” “us” and “our” refer to Avadel Pharmaceuticals plc; “$”, “dollar” and “US dollar” refer to the lawful currency of the United States; and “euro” and “€”refer to the currency established for participating member states of the European Union as of the beginning of stage three of the European Monetary Union.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and the documents incorporated by reference is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may add, update, or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.

You should carefully read this prospectus and any prospectus supplement, together with additional information referenced under the headings “Where You Can Find More Information,” “Incorporation By Reference” and “Risk Factors” before you invest in our securities.

The prospectus and any prospectus supplement are not to be further distributed or reproduced (in whole or in part) in Ireland by the recipients thereof, and this prospectus and any prospectus supplement have been distributed on the understanding that such recipients will only participate in the issue or sale of the ADSs for their own account and undertake not to transfer, directly or indirectly, the ADSs to the public in Ireland, other than in compliance with all applicable laws and regulations.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We may make additional written or oral forward-looking statements from time to time in filings with the Securities and Exchange Commission (the “Commission”) or otherwise. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from our expectations. Factors that could cause actual results to differ from expectations in our forward-looking statements include, among others, the following:

•	we depend on a small number of products and customers for the majority of our revenues and the loss of any one of these products or customers could reduce our revenues significantly.

•	our Bloxiverz® and Vazculep® products are not patent protected and could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products, which would have a material adverse effect on our revenues and results of operation.

•	we could fail to successfully complete the research and development for the two pipeline products we are evaluating for potential application to the Food and Drug Administration (the “FDA”) pursuant to our Unapproved Marketed Drug (“UMD”) strategy, or our competitors could complete the development of such products and apply for FDA approval of such products before us, which would have a material adverse effect on our future business opportunities.

•	we may depend on partnership arrangements or strategic alliances for the commercialization of some of our products, and the failure of any third party to fulfill its duties under such an arrangement or alliance could have a material adverse effect on our financial condition and results of operation.

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•	our products may not gain market acceptance, and lack of such market acceptance would limit our ability to generate revenue which would have a material adverse effect on our business.

•	our products may not reach the commercial market for a number of reasons, which would adversely affect our future revenues.

•	we must invest substantial sums in research and development (“R&D”) in order to remain competitive, and we may not fully recover these investments.

•	the development of several of our drug delivery platforms and products depends on the services of a single provider and any interruption of such provider’s operations could significantly delay or have a material adverse effect on our product pipeline.

•	we depend upon a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products and the failure of any such supplier to timely deliver sufficient quantities of products or raw materials could have a material adverse effect on our business.

•	if our competitors develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do, our commercial opportunity will be diminished or eliminated.

•	Our newly acquired pediatric products could fail to generate enough physician interest to make them successful products.

•	if third party payors choose not to reimburse our pediatric products, or to reimburse them with a greater burden on the patient, our business could suffer, irrespective of a physician’s preference for using our product. Since some of our pediatric competitors enjoy Over-the-Counter (“OTC”) status, this could cause our revenues to suffer.

•	We could fail to successfully or efficiently integrate the FSC Laboratories and FSC Pediatrics (“FSC”) business into our existing business.

•	Our acquisition of FSC, and its larger employee base, could increase our exposure to additional regulatory risks associated with the promotion of our products.

•	if we cannot adequately protect our drug delivery platforms and proprietary information, we may be unable to sustain a competitive advantage.

•	we depend on key personnel to execute our business plan and the loss of any one or more of these key personnel may limit our ability to effectively pursue our business plan.

•	we ceased to qualify as a foreign private issuer, which will increase the costs and expenses we incur to comply with U.S. Securities Laws.

Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. We undertake no obligation to update these forward-looking statements as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements. Factors, among others, that could contribute to or cause such differences are described in this prospectus including those set forth above and in the “Risk Factors” section hereof, as well as the risks discussed in “Item 1A. Risk Factors” in Flamel’s Annual Report on Form 10-K for the year ended December 31, 2015 which are incorporated herein by reference.

Prospectus Summary

This summary highlights information contained or incorporated by reference in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, any prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

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The Company

Avadel Pharmaceuticals plc (“Avadel,” the “Company,” “we” or “us”) is a specialty pharmaceutical company utilizing core competencies in drug delivery and formulation development to create safer and more efficacious pharmaceutical products to address unmet medical needs and/or reduce overall healthcare costs. The Company has a business model consisting of:

•	an Unapproved Marketed Drugs (“UMDs”) business with two approved products in the United States, Bloxiverz® (neostigmine methylsulfate injection) and Vazculep® (phenylephrine hydrochloride injection) that are currently marketed, a third product, Akovaz® (ephedrine sulphate injection) for which we obtained FDA approval on April 29, 2016 and which we began marketing in the third quarter of 2016, and a fourth product currently being studied by us for possible submission for review by the FDA. The UMD business was obtained through the acquisition of Éclat Pharmaceuticals, LLC’s (or “Éclat”) on March 13, 2012,

•	a branded pediatric specialty pharmaceutical business, with three FDA approved products and one FDA approved medical device, acquired through the acquisition of FSC Laboratories and FSC Pediatrics (“FSC”) on February 8, 2016; and

•	a branded business, focusing on the development of products utilizing our proprietary drug delivery platforms. The branded products that are based on our proprietary drug delivery platforms target high-value solid and liquid oral and alternative dosage forms using 505(b)(2) and Biosimilar pathways where the Company is able to develop strong intellectual property positions and deliver meaningful patient benefits.

Flamel, our predecessor, was incorporated as a société anonyme (or SA), a form of corporation under the laws of the Republic of France, in August 1990 as Flamel Technologies S.A. and its shares, represented by American Depositary Shares, began to be quoted on the NASDAQ National Market in 1996 and were quoted on the NASDAQ Global Market. Flamel’s its legal existence expired on December 31, 2016 upon consummation of the Merger.

Avadel is a public limited company incorporated under the laws of Ireland, and its shares, represented by American Depositary Shares, began to be quoted on the NASDAQ Global Market on January 3, 2017. Avadel was incorporated on December 1, 2015 under the name Fccml Limited, before changing its name to Avadel Pharmaceuticals Limited on May 4, 2016. On November 21, 2016, Avadel Pharmaceuticals Limited re-registered as Avadel Pharmaceuticals plc. Avadel’s principal place of business is located at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland; phone number +353 1 485 1200. Its website is www.avadel.com.

The Company currently has four direct wholly owned subsidiaries:

•	Avadel US Holdings, Inc., a Delaware corporation (“Avadel US”). Avadel US has two direct subsidiaries, both of which are wholly owned by Avadel US: Éclat Pharmaceuticals, LLC, a Delaware limited liability company (“Éclat”), and FSC Holdings, LLC, a Delaware limited liability company (“FSC Holdings”). Éclat has one direct subsidiary, which is wholly owned by Éclat: Talec Pharma, LLC, a Delaware limited liability company. FSC Holdings has two direct subsidiaries, both of which are wholly owned by FSC Holdings: FSC Therapeutics, LLC, a Delaware limited liability company (“FSC Therapeutics”), and FSC Laboratories, Inc., a Delaware corporation (“FSC Laboratories”). FSC Laboratories has one direct subsidiary, which is wholly owned by FSC Laboratories: FSC Pediatrics, Inc., a Delaware corporation.

•	Avadel France Holding, SAS, a company incorporated in France (“Avadel France”). Avadel France has one direct subsidiary, which is wholly owned by Avadel France: Avadel Research SAS, a company incorporated in France.

•	Flamel Ireland Limited, a corporation organized under the laws of Ireland (“Flamel Ireland”). Flamel Ireland owns substantially all of our intellectual property.

•	Avadel Investment Company Limited, a company formed in The Cayman Islands.

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The Merger

On June 29, 2016, Flamel and Avadel entered into a Common Draft Terms of Cross-Border Merger (the “Merger Agreement”), and pursuant to the Merger Agreement, on December 31, 2016, Flamel merged with and into Avadel, with Avadel as the surviving entity. The Merger resulted in the reincorporation of the Company from France to Ireland. Upon consummation of the Merger, (i) each outstanding ordinary share of Flamel was cancelled and exchanged for one outstanding ordinary share of Avadel, and (ii) each American Depositary Share (“ADS”) representing one ordinary share of Flamel was exchanged for an ADS representing one ordinary share of Avadel. Avadel was re-registered as an Irish public limited company, or plc, on November 21, 2016, and thereafter became known as Avadel Pharmaceuticals plc. On August 10, 2016, Flamel received shareholder approval to reincorporate its country of domicile to Ireland from France via the Merger. Having satisfied the conditions to the Merger, Flamel and Avadel completed the Merger on December 31, 2016.

 The Securities that May be Offered by the Selling Shareholder

This prospectus relates to the resale by the selling shareholder of up to an aggregate of 3,300,000 of our ordinary shares, in the form of ADSs, issuable upon the exercise of Warrants issued to the selling shareholder in connection with the acquisition of Éclat in March 2012 by our predecessor Flamel. Each ADS represents one ordinary share or the right to receive one ordinary share. The ADSs are issued under a Deposit Agreement, dated as of January 3, 2017 (the “Deposit Agreement”), among Avadel, The Bank of New York Mellon, as depositary (the “Depositary”), and holders of ADSs issued thereunder from time to time. References herein to our ordinary shares also refer to the ADSs representing such ordinary shares, except where the context otherwise requires.

One Warrant is exercisable for 2,200,000 ADSs at an exercise price of $7.44 per ADS. The second Warrant is exercisable for 1,100,000 shares at an exercise price of $11.00 per ADS. The Warrants were approved by Flamel’s shareholders at Flamel’s annual shareholders meeting held on June 22, 2012, and have been assumed by Avadel. Both Warrants expire at 5:00 p.m., New York City time on March 13, 2018. This description is supplemented and qualified by the text of the warrants which are attached to the registration statement of which this prospectus is a part as Exhibits 4.1 and 4.2.

Listing

The ADSs are currently traded on the NASDAQ Global Market under the symbol “AVDL.”

Risk Factors

Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth in this prospectus, together with all of the other information contained or incorporated by reference into this prospectus as well as the risks discussed in “Item 1A. Risk Factors” in Flamel’s Annual Report on Form 10-K for the year ended December 31, 2015 which are incorporated herein by reference. Such risk factors may be amended, supplemented, or superseded from time to time by future reports that we file with the Commission which are incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

A large number of ordinary shares may be issued and subsequently sold in the form of ADSs upon the exercise of the Warrants. The sale or availability for sale of these ADSs may depress the price of the ADSs.

A total of 3,300,000 ordinary shares represented by ADSs are issuable upon the exercise of the Warrants (subject to adjustment as provided in the Warrants). To the extent that holders of our outstanding Warrants sell the ADSs issued upon the exercise of the Warrants, the market price of our ADSs may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of ordinary shares underlying the Warrants may cause shareholders to sell their ADSs, which could further contribute to any decline in the market price of our ADSs.

The sale of ADSs issued upon exercise of the Warrants could encourage short sales by third parties, which could further depress the price of the ADSs.

Any downward pressure on the price of the ADSs caused by the sale of ADSs issued upon the exercise of the Warrants could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a shareholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of the ADSs by increasing the number of ADSs being sold, which could further contribute to any decline in the market price of the ADSs.

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In the event of certain registration failures, we may have to pay liquidated damages to the Warrant holders, which would increase our expenses and reduce our cash resources.

Under the terms of the Warrants and the registration rights agreement that we entered into with the selling shareholder, subject to certain limited exceptions, in the event of certain “Registration Failures” identified in such agreements, we may be required to pay the Warrant holders, as liquidated damages and not as a penalty, certain “Failure Payments” (as defined in the Warrants). The “Registration Failures” include, without limitation, failure to file the registration statement with the Commission before certain filing deadlines, failure to use commercially reasonable efforts to obtain effectiveness of the registration statement from the Commission within certain time periods and to maintain effectiveness of the registration statement throughout the applicable registration period, failure to amend the registration statement if required within certain time periods, or failure to respond to comments from the Commission within certain time periods. The Failure Payments are payable, at the Company’s option either in cash or in ADSs, in each case equal to 18% per annum (or the maximum rate permitted by applicable law, whichever is less), of the Black-Scholes value of the remaining unexercised portion of the Warrants for the period during which such failure continues. There can be no assurance that such registration failures may not occur. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from advancing our product candidates through clinical trials or otherwise growing our business.

Use of Proceeds

We will not receive any of the proceeds from the sale or other disposition of the ordinary shares represented by ADSs offered hereby, but we will receive the exercise price of any Warrants exercised for cash. To the extent that we receive cash upon the exercise of any of the Warrants, we intend to use that cash for general corporate purposes, including working capital. Under the terms of the Warrants, the Warrant holder may elect a cashless exercise of the Warrants in certain circumstances, including in the event of a Major Transaction (as defined in the Warrants).

Where You Can Find More Information

We file annual, quarterly, and special reports and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this registration statement and any other document we file at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Additional information about Avadel may be obtained on our website at www.avadel.com. Avadel is not incorporating the contents of its or the Commission’s websites or the website of any other person into this document.

You should rely only on the information that we provide or incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information, and you should not assume that the information in this prospectus is accurate as of any date other than the date indicated in the relevant documents.

Incorporation by Reference

The Commission allows us to “incorporate by reference” certain information filed with or furnished to the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below:

•	Flamel’s Annual Report on Form 10-K (File No. 000-28508) for the year ended December 31, 2015, filed with the Commission on March 15, 2016, as amended by our Annual Report on Form 10-K/A (File No. 000-28508) for the year ended December 31, 2015, filed with the Commission on April 29, 2016.

•	Flamel’s Quarterly Report on Form 10-Q (File No. 000-28508) for the quarterly period ended March 31, 2016, filed with the Commission on May 10, 2016.

•	Flamel’s Quarterly Report on Form 10-Q (File No. 000-28508) for the quarterly period ended June 30, 2016, filed with the Commission on August 15, 2016.

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•	Flamel’s Quarterly Report on Form 10-Q (File No. 000-28508) for the quarterly period ended September 30, 2016, filed with the Commission on November 14, 2016.

•	Flamel’s Current Reports on Form 8-K (File No. 000-28508) filed with the Commission on January 11, 2016, February 9, 2016, March 10, 2016 (Securities and Exchange Commission Accession No. 0001144204-16-087059), March 31, 2016, April 19, 2016, May 2, 2016 (only as to Item 1.01 thereof and Exhibit 2.1 thereto), May 27, 2016, June 2, 2016, June 16, 2016, July 1, 2016, August 12, 2016 (only as to Item 5.07 thereof including the amendment thereto filed on Form 8-K/A on September 14, 2016), August 16, 2016, September 1, 2016, September 20, 2016, September 26, 2016, October 6, 2016, October 20, 2016, October 27, 2016, November 7, 2016 (including the amendment thereto filed on Form 8-K/A on November 7, 2016, only as to Item 9.01), November 10, 2016, November 15, 2016, November 17, 2016, December 19, 2016, January 4, 2017 (SEC Accession No. 0001144204-17-000636, and the amendment thereto filed on January 6, 2017), January 4, 2017 and January 5, 2017.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such ordinary shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference into this prospectus.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Avadel Pharmaceuticals plc., Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland, +353 1 485 1200.

Plan of Distribution

We are registering the ordinary shares represented by ADSs offered in this prospectus on behalf of the selling shareholder. A “selling shareholder”, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, partnership distribution or transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholder. However, upon a cash exercise of any of the Warrants by the selling shareholder, we will receive the exercise price per ordinary share (in the form of an ADS) for which the Warrant is exercised. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the selling shareholder gifts, pledges or otherwise transfers the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that (to the extent required) this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholder(s) under this prospectus.

The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

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•	transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•	transactions on the over-the-counter market;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholder may also sell ordinary shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, to the extent so required).

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

To the extent required, the ordinary shares to be sold, the name(s) of the selling shareholder(s), the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act, and state securities laws, relating to the registration of the shares offered by this prospectus. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, arising from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution. To the extent any indemnification is prohibited or limited by law, we and the selling shareholder have agreed to contribute with respect to amounts for which it would otherwise be required to indemnify the other party to the fullest extent permitted by law, based upon a comparative fault standard.

We have agreed with the selling shareholder to keep the registration statement that includes this prospectus current and effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold pursuant to and in accordance with the registration statement that contains this prospectus and (2) the date on which the shares may be sold without registration or restriction (including as to volume) under the Securities Act.

The selling shareholder and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholder may be deemed to be an “underwriter” as defined in Section 2(11) of the Securities Act, the selling shareholder may be subject to the prospectus delivery requirements of the Securities Act.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that Rule.

Selling Shareholder

The table below identifies the selling shareholder, Breaking Stick Holdings, LLC, formerly known as Eclat Holdings, LLC (“Breaking Stick”), with an address at c/o Deerfield Mgmt, L.P., 780 Third Avenue, 37th Floor, New York, New York 10017, and other information regarding the beneficial ownership of our securities by the selling shareholder. Prior to its acquisition by our predecessor Flamel, Éclat Pharmaceuticals, LLC was owned by Breaking Stick, which is an affiliate of Deerfield Mgmt L.P. (“Deerfield Mgmt”). The manager of Breaking Stick is Deerfield Management Company, L.P. (“Deerfield Management”), an affiliate of Deerfield Mgmt. Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., both affiliates of Deerfield Mgmt, are members of Breaking Stick. As of April 15, 2016, entities controlled by Deerfield Mgmt had beneficial ownership of 7,372,809 of the ordinary shares of our predecessor Flamel, representing 16.55% of the total outstanding ordinary shares of Flamel. Michael S. Anderson, Chief Executive Officer and a director of the Company, holds a minority interest in Breaking Stick but does not have the ability to control Breaking Stick by virtue of his minority interest.

Column #1 of the table below lists the number of our securities beneficially owned by the selling shareholder as of January 3, 2017, assuming full exercise of the Warrants, without regard to limitations on exercise, and such number represents the maximum number of ordinary shares that may be sold by the selling shareholder pursuant to this prospectus upon exercise of the Warrants. Column #2 assumes the sale of all of the securities offered by the selling shareholder pursuant to this prospectus. Under the terms of the Warrants, the selling shareholder may not exercise the Warrants to the extent that the exercise would result in the selling shareholder, together with its affiliates, and any other persons or entities whose beneficial ownership of Flamel’s ordinary shares would be aggregated with those of the selling shareholder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, beneficially owning more than 9.985% of the total number of our ordinary shares then issued and outstanding (the “Ownership Cap”). The selling shareholder may sell all, some or none of their ordinary shares registered pursuant to the registration statement of which this prospectus forms a part. See “Plan of Distribution”.

If the selling shareholder identified below transfers some or all of its securities to a pledgee, donee, transferee or other successor-in-interest, we may be required to file a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part.

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Name of Selling Shareholder	#1 Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus Upon Exercise of Warrants		#2 Number of Ordinary Shares Owned After Offering
Breaking Stick Holdings, LLC (1)	3,300,000	(2) (3)	0	(4)

(1)	Deerfield Management is the manager of the selling shareholder. Deerfield Private Design Fund II, L.P. (“DPDF”) and Deerfield Private Design International II, L.P. (“DPDI”) are members of the selling shareholder. Deerfield Mgmt is the general partner of each of DPDF and DPDI. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt and Deerfield Management. Each of Deerfield Mgmt, DPDF, DPDI, Deerfield Management and Mr. Flynn may be deemed to beneficially own the ordinary shares beneficially owned by the selling shareholder, in addition to other ordinary shares that each such person may be deemed to beneficially own. Notwithstanding the number of shares reported and otherwise beneficially owned, each of Deerfield Mgmt., DPDF, DPDI, Breaking Stick Holdings, LLC and Mr. Flynn disclaims beneficial ownership of the ordinary shares underlying the warrants to the extent beneficial ownership of such ordinary shares would cause such persons to exceed the Ownership Cap.

(2)	Comprised of ordinary shares represented by ADSs issuable upon exercise of the Warrants.

(3)	The Ownership Cap is disregarded for purposes of this table, and the numbers of ordinary shares beneficially owned do not reflect this limitation.

(4)	We do not know when or in what amounts the selling shareholder may offer shares for sale. The selling shareholder may choose not to sell any of the shares offered by this prospectus. This table assumes the sale by the selling shareholder of all of the shares available for resale under this prospectus.

Description of Share Capital

Set forth below is certain information concerning Avadel’s share capital. Related summary information is provided in Flamel’s Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus.

General

Our authorized share capital is $5,500,000 divided into 500,000,000 ordinary shares with a nominal value of $0.01 each and 50,000,000 preferred shares with a nominal value of $0.01 each, plus €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. We do not hold any shares in our treasury.

Capital Authorized but Unissued

At the Combined Ordinary and Extraordinary Meeting of Shareholders held on August 10, 2016, Flamel’s shareholders authorized Flamel’s Board of Directors to increase the share capital of Flamel to, among other things, allocate stock options and free shares to employees and grant warrants to non-employee directors. Avadel has assumed all of Flamel’s obligations under its outstanding free share plans, stock option plans and warrants.

The following table shows all the current authorizations granted by Flamel’s shareholders to its board of directors in respect of capital increases, and the usage made of these powers through December 31, 2016:

Nature of Authorized Operation	Valid Through	Maximum Amount of Capital Increase (par value) (in USD)	Use of delegation since December 31, 2016	Balance (in USD)
Authorization for the Issuance of 1,500,000 Stock Options	October 10, 2019	15,000	Yes	944
Authorization for the Issuance of 750,000 shares at no cost (“free shares”)	October 10, 2019	7,500	Yes	2,897
Authorization for the award of 350,000 stock purchase warrants to non-employee directors	February 10, 2018	3,500	No	584
Issuance of 2,200,000 stock warrants to the selling shareholder	March 13, 2018	22,000	No	22,000
Issuance of 1,100,000 stock warrants to the selling shareholder	March 13, 2018	11,000	No	11,000

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Options Outstanding

As of December 31, 2016, there were stock options outstanding which expire from December 10, 2019 to December 13, 2026, and have exercise prices ranging from $3.00 to $23.53. As of such date, for all such outstanding options, the weighted average remaining contractual life is 8.48 years and the weighted average exercise price is $12.07.

Stock Options

A summary of the combined stock option activity and other data for the Company’s stock option plans for the year ended December 31, 2016 is as follows (numbers of options in thousands):

	Number of Stock Options	Wtd. Avg. Exercise Price per Share	Wtd. Avg. Remaining Contractual Life	Aggregate Intrinsic Value (000s)

Stock options outstanding, January 1, 2016	2,326	$13.84
Granted	1,505	10.68
Exercised	(15)	6.50
Forfeited	(78)	31.70
Stock options outstanding, December 31, 2016	3,738	$12.07	8.48 years	$3,689
Stock options exercisable, December 31, 2016	1,162	$10.50	6.76 years	$3,035

The aggregate intrinsic value of options exercised during the years ended December 31, 2016, 2015 and 2014 was (in thousands) $58, $10,063 and $3,789, respectively.

The weighted average grant date fair value of options granted during the years ended December 31, 2016, 2015 and 2014 was $6.14, $9.38, and $9.19 per share, respectively.

At December 31, 2016, there were (in thousands) 94 shares authorized for stock option grants in subsequent periods.

Management of Avadel

Management of Avadel will be vested in its board of directors. The board of directors may further delegate management of certain aspects of Avadel’s business to committees of the board of directors or to members of management. However, the directors will remain responsible, as a matter of Irish law, for the proper management of the business and affairs of Avadel.

Description of the Avadel Ordinary Shares

The following information is a summary of the material terms of the Avadel ordinary shares, nominal (i.e., par) value $0.01 per share, as specified in our Constitution.

Authorized Share Capital

Our authorized share capital is $5,500,000 divided into 500,000,000 ordinary shares with a nominal value of $0.01 each and 50,000,000 preferred shares with a nominal value of $0.01 each, plus €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each.

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The authorized and issued share capital in our Constitution includes 25,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holder of the deferred ordinary shares is not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and has no effective rights to participate in the assets of Avadel.

Under our Constitution, we may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution”. Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Accordingly, our Constitution authorizes our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of the adoption of our Constitution (i.e., January 1, 2017). The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

Under our Constitution, our board of directors will be authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As described in the preceding paragraph, this authority extends until five years from the date of the adoption of our Constitution, at which time it will expire unless renewed by our shareholders.

Notwithstanding this authority, under the Irish Takeover Rules (as defined below) our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

The rights and restrictions to which the ordinary shares will be subject are prescribed in our Constitution. Our Constitution will permit our board of directors, without shareholder approval, to determine the terms of any preferred shares that we may issue. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, our Constitution does not provide for the issuance of fractional ordinary shares, and our official Irish share register will not reflect any fractional shares.

Preemption Rights, Share Warrants and Share Options

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Constitution as permitted under Irish law. Because Irish law permits this opt-out to last for a maximum of five years, our Constitution provides that this opt-out will lapse five years after the adoption of our Constitution. Such opt-out may be renewed by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast at a general meeting of our shareholders. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Avadel pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

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Issuance of Warrants and Options

Our Constitution provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as it deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. We will be subject to the rules of Nasdaq and the Irish Companies Act, which require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization, up to the relevant authorized share capital limit.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant financial statements”. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Constitution. Our Constitution will authorize our Board of Directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our Board of Directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our Board of Directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our Board of Directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Our Board of Directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

Our Board of Directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see the section of this proxy statement titled “Material Tax Considerations Relating to the Merger—Irish Tax Considerations—Irish Withholding Tax on Dividends.”

Bonus Shares

Under our Constitution, our Board of Directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

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Share Repurchases and Redemptions

Overview

Our Constitution provides that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under “—Repurchases and Redemptions”. If our Constitution did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under “—Purchases by Subsidiaries”, including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a “recognized stock exchange” which, for purposes of the Irish Companies Act, includes the Nasdaq Global Market.

Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back our ordinary shares, we are referring to the redemption of our ordinary shares or the purchase of our ordinary shares by a subsidiary of us, in each case in accordance with our Constitution and Irish law as described below.

Repurchases and Redemptions

Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of ordinary shares for that purpose. As described in “Dividend Policy”, we do not expect to have any distributable reserves for the foreseeable future, subject to the results of our efforts, after the Merger, to reduce the share premium of Avadel in order to create distributable reserves. See “Proposal to Create Distributable Reserves.” We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Constitution described above, shareholder approval will not be required to redeem our ordinary shares.

We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our Board of Directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see “—Authorized Share Capital” above for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a “recognized stock exchange”. The Nasdaq Global Market is specified as a recognized stock exchange for this purpose by Irish law.

The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

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Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Constitution provides that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the constitution of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Consolidation and Division; Subdivision

Under our Constitution, we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than are fixed by our Constitution.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

General Meetings of Shareholders

We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (i) our Board of Directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all our shareholders and to our auditors. Our Constitution provides that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Constitution includes provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

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Quorum for General Meetings

The presence, in person or by proxy, of five or more persons holding or representing by proxy at least a majority in nominal value of the class or, at any adjourned meeting of such holders, one holder holding or representing by proxy at least a majority in nominal value of the issued shares of the class constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board of Directors has no authority to waive quorum requirements stipulated in our Constitution. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Adjournment of Shareholder Meetings

Our Constitution provides that if a quorum is not present, the meeting shall be adjourned and we shall notify shareholders in accordance with the usual notice requirements in the event that such meeting is to be reconvened.

Voting

Under our Constitution, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holder of our deferred ordinary shares is not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

Irish law distinguishes between “ordinary business” and “special business.” Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be “ordinary business.”

All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Constitution. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Constitution. Our Constitution permits the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

In accordance with our Constitution, our Board of Directors may from time to time authorize us to issue preference shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred share. For example, they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares. Treasury shares or our shares held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish law requires special resolutions of our shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending our objects or memorandum of association;

•	amending our articles of association;

•	approving a change of our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registering us from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where our memorandum and articles of association do not provide otherwise);

•	purchase of our ordinary shares off market;

•	reduction of issued share capital;

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•	sanctioning a compromise or scheme of arrangement with creditors or shareholders;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Action by Written Consent

Our Constitution provides that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are permitted to pass resolutions by unanimous written consent.

Variation of Rights Attaching to a Class or Series of Shares

Under our Constitution and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of our shareholders of the affected class or with the consent in writing of the holders of 75% of all the votes of that class of shares.

Inspection of Books and Records

Under Irish law, shareholders have the right to (1) receive a copy of our Constitution, (2) inspect and obtain copies of the minutes of general meetings and resolutions, (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us, (4) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting and (5) receive financial statements of any our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•	a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•	through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our ordinary shares have accepted an offer for their shares in our company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise this “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the European Union, or EU, this threshold would be increased to 90%; and

•	it is also possible for us to be acquired by way of a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets.

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Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as our company and a company incorporated in the European Economic Area, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger has the right to request in certain circumstances that the successor company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the Merger Agreement.

Corporate Governance

Our Constitution allocates authority over our day-to-day management to our Board of Directors. Our Board of Directors may then delegate our management to committees of our Board of Directors, consisting of one or more members of our Board of Directors, or to our executive officers, although our Board of Directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The proceedings of committees are governed by our Constitution regulating the proceedings of directors. A vote at any committee meeting will be determined by a majority of votes of the members present.

Our Board of Directors will have a standing audit committee, a compensation committee and a nominating and corporate governance committee. It is also the intention of Avadel to adopt corporate governance policies, including a code of conduct and an insider trading policy.

Directors

Number of Directors

The Irish Companies Act provides for a minimum of two directors. Our Constitution provides for a minimum of two directors and a maximum of 13. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our Board of Directors determines the number of directors within the range of two to 13.

Election and Term of Office of Directors

At every annual general meeting of the Company, all of the directors shall retire from office unless re-elected by ordinary resolution at the annual general meeting. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the authorized number of directors due to the failure of nominees to be elected. Our Constitution provide that if the number of directors is reduced below the prescribed minimum number of directors, the remaining director or directors shall appoint as soon as practicable an additional director or additional directors to make up such prescribed minimum or shall convene a general meeting of Avadel for the purpose of making such appointment. Our Constitution provides that if, at any meeting of shareholders, the chairman determines that the number of persons properly nominated to serve as directors exceeds the authorized number of directors to be elected and the number of directors is reduced below such authorized number due to the failure of one or more directors to be elected or re-elected by a majority of the votes cast at such meeting, then of the persons properly nominated to be elected as directors, those receiving the highest number of votes in favor of election or re-election will be elected or re-elected as directors until the next annual general meeting. Our Constitution provides that if, at any meeting of shareholders, resolutions are passed by a majority of the votes cast at such meeting in respect of the election or re-election of directors which would result in the authorized number of directors being exceeded, then those number of directors, as exceeds such authorized number, receiving at that meeting the lowest number of votes in favor of election or re-election shall not be elected or re-elected as a director.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Board Vacancies

Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of our Board of Directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with our Constitution as the maximum number of directors.

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Any director of a class of directors elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Resignation, Removal and Disqualification of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the constitution of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against us in respect of his or her removal.

Our Constitution also provides that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Avadel is Avadel Pharmaceuticals plc. Avadel was incorporated in Ireland on December 1, 2015 as a private limited company, under the name Fccml Limited (registration number 572535). Avadel’s fiscal year ends on December 31 and its registered address is Block 10-1 Blanchardstown, Corporate Park, Ballycoolin, Dublin 15, Ireland.

Duration; Dissolution; Rights Upon Liquidation

The duration of our company as Avadel will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Our company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure if we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

If our Constitution contains no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Constitution provides that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of our ordinary shares have the right upon request to require Avadel to issue share certificates for their shares subject to payment of a nominal fee. Subject to any such requests, Avadel intends only to issue uncertificated shares.

No Sinking Fund

Our ordinary shares do not have sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Merger will be duly and validly issued and fully paid.

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Transfer and Registration of Shares

A substantial majority of the ordinary shares of Avadel will be represented by ADSs which will be listed for trading on the Nasdaq Global Market, and therefore the procedures applicable to the trades of Avadel ADSs will be subject to the same procedures currently applicable to trading in Flamel ADSs. For shareholders who will own Avadel ordinary shares directly, the transfer agent for Avadel will maintain a share register which will reflect such ownership and the resulting membership in Avadel. Persons who own Avadel ordinary shares beneficially (either in the form of ADSs or as shares that are held by a broker or other third party nominee) will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Avadel’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into or out of his or her own broker account. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that (a) there is no change in beneficial ownership of the shares and (b) at the time of the transfer into or out of DTC there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped, the stamp duty thereon is paid by one of the parties and the instrument is provided to the transfer agent. We, in our absolute discretion and insofar as the Irish Companies Act or any other applicable law permits, may, or may procure that we or a subsidiary of our company shall, pay Irish stamp duty arising on a transfer of our ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of such ordinary shares which would otherwise be payable by the transferee is paid by our company or any subsidiary of our company on behalf of the transferee, then in those circumstances, we intend to, on our behalf or on behalf of our subsidiary, take one or a combination of the following actions: (1) require the transferee to pay to us or a subsidiary of our company the amount of such stamp duty and refuse to register such transfer until that amount is paid, (2) seek reimbursement of the stamp duty from the transferee, (3) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (4) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares. Our Constitution delegates authority to our company secretary (or his or her nominee) to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped to the extent required and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register, subject to the suspension right described below.

Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only. Our directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Our Constitution includes a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	our Board of Directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•	the business combination is approved by our Board of Directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the Board of Directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	a target company’s Board of Directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•	false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

•	a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

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Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action that might frustrate an offer for our shares once our Board of Directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

(a) the action is approved by our shareholders at a general meeting; or

(b) the Irish Takeover Panel has given its consent, where:

(i) it is satisfied the action would not constitute frustrating action;

(ii) our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our Board of Directors considered the offer to be imminent; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

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Shareholders’ Rights Plan

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Constitution allows our Board of Directors to adopt a shareholder rights plan upon such terms and conditions as our Board of Directors deems expedient and in the best interests of us, subject to applicable law.

Subject to the Irish Takeover Rules, our Board of Directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

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Proposal to Create Distributable Reserves

Under Irish law, dividends and distributions and, generally, share repurchases or redemptions may only be made from distributable reserves in our unconsolidated balance sheet prepared in accordance with the Irish Companies Act 2014. Distributable reserves generally means our accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reductions. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce Avadel’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

Immediately following the Merger, our unconsolidated balance sheet did not contain any distributable reserves, and “shareholders’ equity” in such balance sheet was comprised entirely of “share capital” (equal to the aggregate par value of our ordinary shares issued pursuant to the Merger) and “share premium” resulting from the issuance of our ordinary shares in the Merger. The share premium arising shall be equal to the aggregate market value of the Flamel ordinary shares, based on the closing price of the Flamel ADSs at the close of trading on Nasdaq on the day the Merger is completed, less the aggregate of the nominal value of Avadel shares issued in the Merger and the market value of the assets owned by Avadel immediately prior to the completion of the Merger.

Flamel shareholders approved a proposal at its annual shareholders meeting in 2016 for the creation by Avadel of distributable reserves. Such approval by the Flamel shareholders will facilitate our seeking to obtain the approval of the High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following the completion of the Merger. Avadel is expected to obtain the approval of the Irish High Court within 15 weeks after completion of the transaction.

Until the High Court approval is obtained or distributable reserves are created as a result of our profitable operation, we will not have sufficient distributable reserves to pay dividends or to repurchase or redeem shares until such time as we have created distributable reserves through the generation of future profits from operations. In addition, although we are not aware of any reason why the High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the High Court.

Description of American Depositary Shares

Our ordinary shares are traded on the NASDAQ Global Market in the form of ADSs delivered by The Bank of New York Mellon pursuant to the Deposit Agreement dated as of January 3, 2017. The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”). The Depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

The following is a summary of the material provisions of the Deposit Agreement, which is qualified in its entirety by reference to the Deposit Agreement filed as an exhibit to the Registration Statement on Form F-6 filed on December 20, 2016 (File No. 333-215195). Copies of the Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary, which is presently located at 101 Barclay Street, New York, New York 10286. Capitalized terms used but not defined herein shall have meanings assigned to them in the Deposit Agreement.

American Depositary Receipts

Each American Depositary Receipt (“ADR”) is a certificate evidencing a specific number of ADSs. The Depositary will execute and deliver the ADRs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with the Depositary or the Paris office of CACEIS Bank, as custodian for the Depositary (the “Custodian”), presently located at 1-3, Place Valhubert, 75206 Paris Cedex 13, FRANCE. Each ADS will also represent any other securities, cash or other property that may be held by the Depositary. As used herein, the term “ADR holder” shall mean a person in whose name an ADR is registered on the books of the Depositary maintained for such purpose.

You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as one of our shareholders, and you will not have shareholder rights. French law governs shareholder rights. The Depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. The Deposit Agreement sets forth ADR holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADRs.

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We refer to the ordinary shares that are at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement as “Deposited Securities.”

Dividends and Other Distributions

The Depositary has agreed to pay to you the cash dividends or other distributions it or the Custodian receives on the ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute the foreign currency only to those ADR holders to whom such distribution is possible. The Depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid but will not invest the foreign currency and will not be liable for any interest.

Before making a distribution, the Depositary will deduct any withholding taxes that must be paid. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.  The Depositary may distribute additional ADRs representing any shares we distribute as a dividend or free distribution. The Depositary will only distribute whole ADRs and will sell shares that would require it to deliver fractional ADRs and distribute the net proceeds in the same way that it does with cash. If the Depositary does not distribute additional ADRs, the outstanding ADRs will also represent the new shares.

Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the Depositary may make these rights available to you. If the Depositary decides it is not legal and feasible to make the rights available but that it is feasible to sell the rights, the Depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the Depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The Depositary will then deposit the shares and deliver ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADRs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADRs freely in the United States. In this case, the Depositary may deliver restricted ADRs that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The Depositary will send to you anything else we distribute on Deposited Securities by any means it believes are legal, fair and practical. If it cannot make the distribution in such a manner, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holder. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, ADSs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

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Deposit, Withdrawal and Cancellation

The Depositary will deliver ADRs if you or your broker deposits shares or evidence of rights to receive shares with the Custodian or the Depository. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its office to the persons you request.

You may turn in your ADRs at the Depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will transfer the shares and any other Deposited Securities underlying the ADR to you, or a person you designate, at the office of the Custodian. Alternatively, at your request, risk and expense, the Depositary will deliver the Deposited Securities at its office, if feasible.

Voting of the Underlying Shares

You may instruct the Depositary to vote the ordinary shares underlying your ADRs, but only if we ask the Depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, the Depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the Depositary to vote the Ordinary Shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the Depositary must receive them on or before the date specified. The Depositary will try, as far as practical, subject to French law and the provisions of our statuts, to vote or to have its agents vote the shares or other deposited securities as you instruct.

If the Depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to vote the number of deposited securities represented by your ADSs in accordance with the recommendations of our management. However, the Depositary will not vote under the preceding sentence if we notify the Depositary that:

•	we do not wish it to do so;
•	we think there is substantial shareholder opposition to the particular question; or
•	we think the particular question would have an adverse impact on our shareholders.

The Depositary will only vote, or attempt to vote, as you instruct, or as described in this paragraph.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your ordinary shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares or ADR holders must pay:	For:

1. $5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

• Execution and delivery of ADRs, including issuances resulting from a distribution of shares or rights or other property

•  Cancellation of ADRs for the purpose of withdrawal, including if the Deposit Agreement terminates

2. $0.02 (or less) per ADS	• Any cash distribution to you
3. A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the Depositary to ADR holders
4. $1.50 or less per certificate	• Registration of transfer of ADRs
5. Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares
6. Expenses of the Depositary	• Cable, telex and facsimile transmissions (when expressly provided in the Deposit Agreement)
7. Taxes and other governmental charges the Depositary or the custodian has to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes
8. Expenses of the Depositary in converting foreign currency to U.S. dollars

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The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

Payment of Taxes

The Depositary may deduct the amount of any taxes owed from any payments to you and may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we (i) change the nominal value of our shares; (ii) reclassify, split up or consolidate any of the Deposited Securities; (iii) distribute securities on the shares that are not distributed to you; or (iv) recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action, then:

•	the cash, shares or other securities received by the Depositary will become Deposited Securities, and each ADS will automatically represent its equal share of the new Deposited Securities; and
•	the Depositary may, and upon our request will, distribute some or all of the cash, shares or other securities it received. The Depositary may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new Deposited Securities.

The Depositary will make available for inspection by owners of ADRs at its Corporate Trust Office any reports and communications, including proxy solicitation materials, received from us which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available by us to the holders of such Deposited Securities. The Depositary will also send to the owners of ADRs copies of Company notices of shareholder meetings or the adjournment thereof, actions related to any cash or other distributions and the offering of any rights and copies of annual reports, quarterly reports, summaries of notices of shareholders’ meetings and other communications made generally available to owners of Deposited Securities. If instructed in writing by Flamel, the Depositary will arrange for copies of such reports and communications to be mailed to all owners of ADRs at Flamel’s expense. Any such reports and communications, including any proxy solicitation materials, will be furnished to the Depositary in English.

Amendment and Termination

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 60 days after the Depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.

The Depositary will terminate the Deposit Agreement if we ask it to do so. The Depositary may also terminate the Deposit Agreement if the Depositary has told us that it would like to resign and we have not appointed a successor Depositary within 90 days. In either case, the Depositary must notify you at least 90 days before termination.

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After termination, the Depositary and its agents will do the following under the Deposit Agreement but nothing else: (1) advise you that the Deposit Agreement is terminated, (2) collect distributions on the Deposited Securities, (3) sell rights and other property and (4) deliver shares and other Deposited Securities upon cancellation of ADRs. One year after termination, the Depositary may sell any remaining Deposited Securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement, for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The Depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the Depositary and to pay fees and expenses of the Depositary that we have agreed to pay.

Limitations on Obligations and Liability

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. The Depositary and we:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;
•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the Deposit Agreement;
•	are not liable if either of us exercises discretion permitted under the Deposit Agreement;
•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the Deposit Agreement on your behalf or on behalf of any other party; and
•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the Deposit Agreement, we agree to indemnify the Depositary for acting as Depositary, except for losses caused by the Depositary’s own negligence or bad faith.

Before the Depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares, the Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable.

Your Right to Receive the Shares Underlying your ADRs

You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

•	when temporary delays arise because (i) the Depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our shares;
•	when you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; and
•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

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Pre-release of ADRs

The Deposit Agreement permits the Depositary to deliver ADRs before deposit of the underlying shares. This is called a pre-release of ADRs. The Depositary may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the Depositary. The Depositary may receive ADRs instead of shares to close out a pre-release.

The Depositary may pre-release ADRs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made represents to the Depositary in writing that it or its customer owns the shares or ADRs to be deposited;
•	the pre-release is fully collateralized with cash or other collateral that the Depositary considers appropriate; and
•	the Depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the Depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release to thirty percent (30%) of the ordinary shares deposited, although the Depositary may disregard the limit from time to time, if it thinks it is appropriate.

Shareholder Communications: Inspection Rights

The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of Deposited Securities that we make generally available to holders of Deposited Securities. The Depositary will send you copies of those communications if we ask it to. The Depositary will keep books for the registration and transfer of ADRs, which will be open for inspection by the owners of ADRs and the Company at all reasonable times, provided that such inspection shall be limited to business of the Company or a matter related to the Deposit Agreement or the ADRs and not for the purpose of communicating with ADR owners for another business. At any time and from time to time, the Depositary may close the transfer books in connection with the performance of its duties under the Deposit Agreement or upon the Company’s request.

Expenses

We will incur the following expenses in connection with the registration of the ordinary shares offered by the selling shareholder:

Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	5,000
ADR Conversion Fees	2,000
Securities and Exchange Commission Registration Fee	0
Printing Expenses	1,500
TOTAL	$33,500

All amounts shown are estimates, except for the amount of the Commission registration fee. Any selling commissions, brokerage fees, applicable transfer taxes, and fees and disbursements of counsel for the selling shareholder are payable by the selling shareholder.

Legal Matters

The validity of the ordinary shares offered under this prospectus was passed upon by Arthur Cox, Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Flamel’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

To the fullest extent permitted by Irish law, our Constitution contains indemnification for the benefit of our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered “officers” within the meaning of the Irish Companies Act.

We are permitted under our Constitution and the Irish Companies Act to take out directors' and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers’ liability insurance and other types of comparable insurance.

Each of the employment agreements between Flamel and its executive officers includes a provision obligating Flamel to indemnify the employee from liability arising from his or her services to us, except to the extent such liability was the result of his or her fraud, gross negligence, or reckless or intentional misconduct. These indemnity obligations will become binding obligations of Avadel as a result of the Merger. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The indemnification provisions in our Constitution may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Item 9. Exhibits

Exhibit
Number	Description

4.1	Warrant to purchase 1,100,000 American Depositary Shares, each representing one ordinary share of Avadel Pharmaceuticals plc *
4.2	Warrant to purchase 2,200,000 American Depositary Shares, each representing one ordinary share of Avadel Pharmaceuticals plc *
5.1	Opinion of Arthur Cox *
23.1	Consent of PricewaterhouseCoopers Audit
23.2	Consent of Arthur Cox (included in Exhibit 5.1)
24.1	Powers of attorney (included in the signature pages to the initial filing of this Amendment)

* Filed herewith.

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Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K): (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) if the registrants are relying on Rule 430B: (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (ii) if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

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(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form F-3 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chesterfield, Missouri on January 6, 2017.

AVADEL PHARMACEUTICALS PLC

By:	/s/ Michael S. Anderson
Michael S. Anderson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Craig R. Stapleton, Guillaume Cerutti, Francis J.T. Fildes, Benoit Van Assche and Christophe Navarre constitutes and appoints Michael S. Anderson and Phillandas T. Thompson, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Avadel Pharmaceuticals plc to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Post-Effective Amendment No. 2 on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Post-Effective Amendment No. 2, and any amendments (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Anderson	Chief Executive Office (Principal	January 6, 2017
Michael S. Anderson	Executive Officer) and Director

/s/ Michael F. Kanan	Chief Financial Officer (Principal	January 6, 2017
Michael F. Kanan	Financial Officer)

/s/ David P. Gusky	Corporate Controller (Principal	January 6, 2017
David P. Gusky	Accounting Officer)

/s/ Craig R. Stapleton	Director	January 6, 2017
Craig R. Stapleton

Director
Guillaume Cerutti

/s/ Francis J.T. Fildes	Director	January 6, 2017
Francis J.T. Fildes

/s/ Benoit Van Assche	Director	January 6, 2017
Benoit Van Assche

/s/ Christophe Navarre	Director	January 6, 2017
Christophe Navarre

SIGNATURE (AUTHORIZED U.S. REPRESENTATIVE)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-183961 has been signed by the Authorized U.S. Representative on the date indicated:

Dated: January 6, 2017

AVADEL US HOLDINGS, INC.

By:	/s/ Phillandas T. Thompson
Name:	Phillandas T. Thompson
Title:	Authorized U.S. Representative

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Warrant to purchase 1,100,000 American Depositary Shares, each representing one ordinary share of Avadel Pharmaceuticals plc *
4.2	Warrant to purchase 2,200,000 American Depositary Shares, each representing one ordinary share of Avadel Pharmaceuticals plc *
5.1	Opinion of Arthur Cox *
23.1	Consent of PricewaterhouseCoopers Audit *
23.2	Consent of Arthur Cox (included in Exhibit 5.1)
24.1	Powers of attorney (included in the signature pages to this Amendment)

* Filed herewith.